Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED
THE MACERICH COMPANY
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, The Macerich Company (the “Company”) has established and maintains The Macerich Company Employee Stock Purchase Plan originally, originally effective April 1, 2003 and amended and restated effective June 1, 2013 (the “Plan”);

WHEREAS, Section 19(d) of the Plan authorizes the Board of Directors of the Company to amend the Plan and, at the recommendation of the Plan Committee, the Board of Directors desires to amend the contribution and purchase limitations under the Plan to clarify and simplify the administration of participation elections consistent with the intent and purpose of the Plan;

NOW, THEREFORE, the Plan is hereby amended effective October 23, 2014 as follows:

Section 1 is hereby amended to add the following sentence to the end of that paragraph: “The Plan and all offerings and Options hereunder are intended to, and shall be interpreted in all respects to, comply with Section 409A of the Code and the regulations and authorities promulgated thereunder.”

Section 2 is hereby amended to replace the definition of “Exercise Date” in its entirety with the following:

“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period, provided that if the last day of the Offering Period falls on a weekend or holiday, the Exercise Date shall be the first business day of the Company following such date.

Section 2 is hereby amended to delete the definition of “Individual Limit.”

Section 4(b) is hereby deleted in its entirety and subparagraph 4(c) is renumbered subparagraph 4(b).

Section 6(b) is hereby amended in its entirety to provide as follows:

(b) Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute more than the lesser of fifteen percent (15%), or twenty-six thousand dollars ($26,000), of his or her Compensation for Offering Periods ending in any one calendar year. The Committee may establish further limitations, rules and procedures regarding Plan Contributions, in its complete and sole discretion.

The introductory clause of Section 8(c)(2) is hereby amended to provide, “Notwithstanding anything else contained herein, no Option shall be granted under this Plan to the extent:”

Section 8(c)(2) is hereby deleted in its entirety and subparagraph 8(3) is renumbered subparagraph 8(2).

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of October 23, 2014.

THE MACERICH COMPANY:

By     /s/ Thomas J. Leanse
Title Senior Executive Vice President,
     Chief Legal Officer & Secretary

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